Exhibit 99.1

1 ASX ANNOUNCEMENT - 2025 HALF YEAR RESULTS 12 August 2025 Coronado Global Resources Inc. (Coronado, Company or the Group) (ASX:CRN) today reports increasing production and sales within the half as well as US$200 million lower operating costs compared to the prior year. Breakeven EBITDA achieved in Q2 despite lower average realised coal prices that were down 24% year-on-year, having a ~US$400 million adverse impact. Expected increased volumes in H2, driven by the expansion projects ramp-up, forecast to drive profitability and cash generation, further supported by lower expected capital expenditure and more savings. Key highlights:  All operations TRIR below industry average.  Production momentum building with quarter-on-quarter ROM production up 20% from 5.8 to 7 Mt.  Buchanan expansion now producing +0.5 Mt annualised, expected to be at ~1 Mt run rate in Q4.  Mammoth now producing +0.6 Mt annualised, expected to be at ~1.5 to ~2 Mt run rate by end of 2025.  The quarter-on-quarter EBITDA trajectory improvement expected to continue into Q3 and H2.  Cost and capital reduction of up to ~$80 million on track and expected to be realised in 2025.  Q2 cost at lower end of guidance range.  Estimated H2 cash Capital Expenditure of ~$80 million, ~$70 million lower than H1.  Up to $300 million in funding secured, enhancing liquidity runway, with no major debt maturities up to 2028.  Targeting step change in higher production rates, lower costs, and improved margins across all operations in H2 2025. COMMENTS FROM MANAGING DIRECTOR AND CEO, DOUGLAS THOMPSON “Coronado delivered significant improvement across the half to maintain adequate liquidity in support of current market conditions. Operating cost was down $200 million compared to last year. At the start of the year, while completing our well-advanced expansion projects, we faced decreasing prices, headwinds related to production seasonality driven by weather, planned downtime relating to expansion works, and tighter liquidity conditions. By the second quarter, we had implemented significant structural changes operationally and financially which saw cash consuming production idled, identification of $80 million in cost savings initiatives and up to $300 million liquidity increase through the ABL Facility with Oaktree and prepayment/deferral with Stanwell. We closed the half in a stronger position, with improved production performance, (especially in June which was a six-year high ROM production month), stabilising costs, returning better earnings and enhancing liquidity.

2 Production volumes improved across all operations throughout the half, with ROM production up 20% in the second quarter setting an improving trajectory that we expect will continue as our expansion projects ramp-up in H2. Our Australian assets ended the half with Average Mining Costs Per Tonne Sold at the lower end of guidance levels, while our U.S. operations continued to respond well with incremental production and cost improvements on prior year and prior quarter. We expect the benefits of our expansion projects to reach full production rates of ~3 Mt in H2. Both expansion projects are now delivering results and were completed on time and within budget. We expect that there will be significant improvements in volumes, unit costs, and overall cash generation in the coming quarters which is expected to underpin stronger results in the second half of the year. The Mammoth and the Buchanan expansion are expected to deliver long-term value for shareholders through lower cost production, increased margins and expandability, positioning the projects as a key driver of future growth and increasing supply to meet global demand. Ensuring adequate liquidity remains a top priority, and we are currently exploring a variety of plans should further action be required through this period of sustained low Met Coal pricing. Looking ahead, we remain confident in the strength of our strategy and asset base. We believe our high-quality, long-life coal reserves, strategically located operations supplying sought after products and well-established relationships with customers in high-growth markets provide a solid foundation for long-term value creation. The upcoming reset of our Stanwell obligations, expected to be effective from early 2027, are also expected to deliver a material benefit to shareholders of ~$150 million per year of increased cashflow on today’s thermal coal prices. Since listing in 2018, we have returned ~$1.5 billion in dividends to shareholders while making a material contribution to the Queensland economy through the Curragh Complex which supports more than 2,000 direct jobs and supplies coal to Stanwell that underpins ~15% of the State’s base load electricity generation, while having transferred A$3.8 billion in value to Stanwell since acquiring the mine in 2018. We have also paid A$1.9 billion in state royalties, A$1.2 billion of which has been paid since FY22 when royalty rates were increased. Despite index prices that were 33% lower year-on-year and investment capital for the Mammoth underground, the Curragh Complex was cash positive before Stanwell obligations and state royalties for H1. Our strategic priorities remain to operate efficiently and safely, protect cash, secure liquidity and preserve optionality. We will also stay focused on any options to further support liquidity, including through potential minority sales or other funding sources and be ready to grow when the cycle improves. Coronado is a business with strong fundamentals, a clear direction, and a leadership team focused on navigating current challenges while building for the future. Our performance in Q2 has been a testament to this.” HEALTH AND SAFETY The Group TRIR as of 30 June 2025 was 1.05. In Australia, the 12-month rolling average TRIFR as of 30 June 2025 was 3.05. In the U.S., the 12-month rolling average TRIR as of 30 June 2025 was 1.63. Both jurisdictions are well below respective industry averages. These safety outcomes are the result of daily focus and efforts by our people and their leadership, who remain committed to ensure a sustained improved performance to achieve safe production and sales to our customers. FINANCIAL PERFORMANCE The Group achieved breakeven EBITDA for Q2 despite average realised prices that were 24% lower than last year. This follows a loss of $73 million in Q1. This was achieved through increasing quarter-on-quarter production and good cost management. The Q2 unit cost per tonne sold was at the lower end of our guidance range for the full year, without any material contribution from the expansion projects that are now starting their ramp-up, and we expect ~$50 million in incremental cost savings will be realised in H2. The quarter-on-quarter EBITDA trajectory is expected to continue into Q3 and H2. The expansion projects at Mammoth and Buchanan are complete. $147 million of cash Capital Expenditure has been incurred year to date and the full year cash capital forecast is ~$230 million. Lower expected H2 Capital Expenditure will further support the liquidity position.

The ABL Facility with Oaktree and Stanwell transactions were closed during the half collectively increasing available liquidity by up to $300 million. At June 2025, the Company had total liquidity of $284 million, comprising $262 million in cash and cash equivalents and $22 million available under the ABL Facility based on eligible borrowing base at 30 June. No covenant testing was required for the June quarter and will recommence for the quarter ending September 2025 under modified thresholds and measurement calculations intended to address the prolonged downturn in Met Coal pricing. Only $75 million was drawn on the ABL Facility as of 30 June. Working capital included a $50 million short-term prepay and $25 million of debtors' factoring which will be partially replaced by further ABL Facility drawdowns in Q3, offset by a ~$25 million ROM inventory build in June and cash backing guarantees of $31 million. A further ~$25 million of guarantees will be cash backed in Q3.

The Company expects that in H2, production will increase materially, cash Capital Expenditure will be ~$70 million lower, a further ~$50 million of Stanwell rebates is expected to be deferred and costs reduction programs will deliver a further ~$50 million savings.

The Company has no major debt maturities until 2028, which we expect will allow time for market recovery and production ramp-up. In addition, the liquidity support from Stanwell is not expected to start to be settled through coal deliveries until early in 2027 being the time when the current arrangements are expected to be replaced with our already agreed arrangements that are closer to market and rebates fall away.

No interim dividend has been declared.

FINANCIAL RESULTS	HY25	HY24
Revenue ($m)	**917.1**	**1,342.0**
Net (Loss)/ Income ($m)	**(172.4)**	**16.2**
Adjusted EBITDA ($m)	**(73.4)**	**135.4**
Net (Debt) ($m)	**(238.4)**	**(4.7)**
Saleable Production (Mt)	**7.2**	**7.5**
Sales Volume (Mt)	**7.1**	**7.8**
Average Realised Met Price per tonne sold ($/Mt)	**149.8**	**199.3**
Mining Cost per tonne sold ($/Mt)	**102.1**	**107.7**
Mining Cost per ROM Production tonne	**56.5**	**61.9**
Operating Cost per tonne sold ($/Mt)	**137.1**	**153.1**
Capital Expenditure ($m)	**204.2**	**136.8**

For a detailed review of Coronado's operating and financial performance, investors should refer to the Quarterly Report on Form 10-Q, and the Investor Presentation released to the Australian Securities Exchange on 12 August 2025 (AEST) and filed with the Securities and Exchange Commission.

3

4 OPERATIONS ROM production, Saleable production and Sales Volumes all increased throughout HY25. The U.S. operations delivered improvements in all production areas in HY25 compared to HY24 with Sales volumes up 2.6% despite planned outages preparing for the Buchanan expansion project and idling assets to conserve cash. Buchanan continues to benefit from the operational flexibility afforded by the two longwalls yielding increased skip counts and belt availability. Increased automation has also enabled an uplift in recovery in the half. We expect there to be +1 Mt further Saleable production enhancement through completion of the expansion project which is now producing and adds additional intermediate stockpiles and a second set of skips, providing further capacity. The Australian operations delivered strong ROM production in June to end the half with a 1 Mt inventory balance that will materially support H2’s performance. Curragh reduced the number of fleets operating from 16 to 11 resulting in $100 million reduction in cost from 2024 and cost reductions continued to be realised with Average Mining Costs Per Tonne Sold in Q2 at the low end of guidance. The 3rd continuous miner commenced production in late June at Mammoth. Mammoth now has 3 production panels in operation and is expected to achieve its’ production plan full year. ORGANIC GROWTH PLANS The investments we made in 2024 and have continued to make in 2025 in our organic growth projects are expected to ultimately underscore higher sustained returns to Shareholders over time. Our growth projects at both Buchanan and at the Curragh Complex are now delivering additional production and are planned to end the year on additional run rate tonnages of up to 3 Mt. They have been delivered on time and within budget. We anticipate that Buchanan expansion and ramp up at Mammoth will increase Saleable production in H2 and contribute to higher margins and lower costs for our business. Mammoth Underground Met Coal Project (Curragh Complex) Mammoth delivered first coal in December 2024 on time and within budget. Coronado has extensive experience as underground miners, having operated Longwall and Bord and Pillar operations in the U.S. for many years, and is leveraging that experience in the development and execution of this project. It is expected that Mammoth will ultimately produce up to 2 Mt of Saleable production per year and demonstrating the increased run rates in 2025. All continuous miner units are in operation and on their way to achieving planned performance rates. Substantial drilling works have been completed with a proven 41 Mt ROM reserve of high-quality Met Coal, similar in quality to the existing Curragh North Open Cut Mine. Mammoth costs are expected to be in the 2nd quartile of the cost curve, averaging down the Group’s costs per tonne and the impact of the Stanwell rebate and Queensland royalties. Mammoth is an expandable project with optionality for further growth in its development across potential Phase 2 and Phase 3 expansions. Caption: Mammoth Underground Mine – Portal and Surface ROM Infrastructure

5 Buchanan Expansion The Buchanan Expansion delivered first coal in June 2025, also on time and on budget. The project is forecast to increase production by 1 Mt of Saleable production per year. Capital works at our Buchanan mine are complete with the construction of a new surface raw coal storage area to increase the mine’s capacity and mitigate the risk of the mine being stock-bound due to any potential logistics chain delays now finalised. The construction of the second set of skips was also completed, which has already increased the mine’s hoisting capacity to the surface. Completion of this project is expected to deliver Saleable production rates from our U.S. operations of 7.0 Mt per year. In addition, plans are under review to increase Buchanan throughput and yield further, potentially boosting U.S. Saleable production above 7.0 Mtpa beyond 2025. Caption: Buchanan expansion – New Shaft and Surface Infrastructure REHABILITATION, EMISSIONS REDUCTION AND SUSTAINABILITY In 2025, Coronado continues to progress efforts on rehabilitation activities and focus on key emission reduction initiatives. Building on the 276 hectares of land rehabilitated in 2024 across U.S. and Australian operations, an additional 60 hectares has been rehabilitated year to date in 2025. Following the success of the first Ventilation Air Methane (VAM) Regenerative Thermal Oxidizer (RTO) Unit at Vent Shaft 16, construction of the second unit at Vent Shaft 18 was completed in 2024. These VAM RTO units have destroyed approximately 0.58mtCO2e- at the Buchanan complex since inception. At the Curragh Complex a pilot program for gas drainage at Mammoth has commenced, with lateral wells and gas gathering/flaring infrastructure in place. This will inform pre-drainage of methane from coal seams in advance of underground mining operations, allowing for its capture, flaring and reduction of GHG emissions. Beneficial use cases of this pre-drained gas, such as electricity generation, continue to be explored. Also scheduled to commence in late 2025 is the Curragh open-cut gas drainage initiative which involves pre-draining methane from coal seams in the open-cut mining areas. This project will be carried out in partnership with industry experts and aims to advance pre-drainage practices in the open-cut mining sector.

6 Caption: Curragh Complex, Mammoth Gas Drainage Project Infrastructure Caption: Buchanan Complex, VS18 VAM RTO Caption: Curragh Complex, Rehabilitation Activities.

7 METALLURGICAL COAL / STEEL MARKET OUTLOOK 1 Met Coal prices in 2025 have continued to trend below the longer-term averages, with the benchmark PLV HCC FOB AUS and LV HCC FOB USEC indexes not exceeding $200/t in 2025. There has been continued weak global demand, intensified competition and tariff uncertainty which has disrupted trade flows and market confidence. Coronado’s product suite remains in high demand with existing and new customers despite the macroeconomic performance of the market. Coronado anticipates that Chinese steel and coking coal fundamentals will continue to rebalance into H2 as Chinese government has signalled its intention to review over capacity in the steel and coal production areas. Rebound in steel production and consumption in seaborne markets outside of China, along with continued reduction in non-profitable supply volumes predominately from the U.S will be key to a Met Coal price recovery in H2 underpinned by positive Indian growth which will also be boosted by the extension of the Indian coke import quota to 31 December 2025. In the U.S., Coronado maintains its’ forecast that a boost in domestic steel demand will occur in 2025, fuelled by an improving economic outlook and policies encouraging reshoring and investment in steel-intensive manufacturing. Global economic confidence is still uncertain despite anticipated GDP growth rates in infrastructure requiring steel. India, Coronado’s largest export market, is forecasting GDP growth rates in 2025 and 2026 of 6.4% and 6.3%, respectively, with most other key markets (ex-China) forecasting modest growth rates of between 1% - 3%. China GDP rates, while lower than in recent years, are still predicted to exceed 4% in 2025 and 2026. Long-term growth in global Met Coal export demand is anticipated to push trade flows up from 388 Mt in 2024 to an estimated 482 Mt in 2050. India is expected to lead all countries in import demand growth due to its significant potential for urbanisation and industrialisation. Imports are expected to increase to 217 Mt by 2050, up ~180% from 2024 levels. Indian crude steel production is expected to grow from ~150 Mt to ~500 Mt by 2050, an increase underpinned by Blast Furnace steel generation methods. While near-term volatility persists, Coronado remains confident in the outlook that prices will improve in H2 2025, driven by tariffs imposed against Chinese steel exports and supply rationalisation coupled with the continued positive indicators for steel production and demand in India supported by strong growth in infrastructure, construction, and Make-in-India initiatives. Approved for release by the Board of Directors of Coronado Global Resources Inc. For further information please contact: Investors Chantelle Essa Vice President Investor RelationsP: +61 477 949 261 E: cessa@coronadoglobal.com E: investors@coronadoglobal.com Media Helen McCombie Sodali & Co P: +61 411 756 248 E: helen.mccombie@soldai.com Cautionary Notice Regarding Forward – Looking Statements This release contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, and our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", “plans”, "considers", “forecasts”, “anticipates”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments 1 Reference: Data sourced from AME Metallurgical Coal Strategic Market Study 2024 Q4; Wood Mackenzie November 2024 Coal Market Service Metallurgical Trade Investment Horizon outlook H2 2024; Wood Mackenzie Coal Market Service July 2025 GDP Growth %; S&P Global Commodity Insights - Commodity Briefing Service Plus Steel CBS January 2025

8 that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements include projections related to expansion trajectory and production capacity in H2, forecasts of volume and cost improvements, expected benefits from the upcoming reset of our Stanwell obligations, anticipated cost savings and expense reductions that will be realized in H2, our ability to continue the quarter-on-quarter EBITDA trajectory, our full year cash capital forecast, expected production enhancements, ultimate production and cost profiles for our Mammoth and Buchanan mines, forecasted increases of saleable production, profitability projections, value creation and shareholder returns, anticipated rebalancing of Chinese steel and coking coal fundamentals, output forecasts, our ability to lower emissions and achieve our sustainability goals, the metallurgical coal/steel market outlook, and descriptions of management’s plans or objectives for future operations. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended 31 December 2024 filed with the ASX and SEC, as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. We caution you not to place undue reliance on the forward-looking statements contained in this release, and all forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement. Reconciliation of Non-GAAP Measures This release includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not prepared or presented in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental statistics; (ii) Adjusted EBITDA; (iii) total sales volumes and average realised price per Mt sold, which we define as total coal revenues divided by total sales volume; (iv) Metallurgical coal sales volumes and average realised Metallurgical coal price per tonne sold, which we define as metallurgical coal revenues divided by metallurgical sales volume; (v) Mining costs per Mt sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment; (vi) Mining costs per Mt of ROM production, which we define as mining cost of coal revenues divided by ROM production; (vii) Operating costs per Mt sold, which we define as operating costs divided by sales volumes for the respective segment. Investors should be aware that the Company’s presentation of Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled financial measures used by other companies. We define Net (Debt)/ Cash as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of interest bearing liabilities. Reconciliations of certain forward-looking non-GAAP financial measures, including our 2025 Mining Cost per Tonne Sold guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Coronado

MINING AND OPERATING COSTS PER TONNE RECONCILIATION

	For the quarter ended 30 June 2025			
(In US$'000, except for volume data)	Australia	United States	Other / Corporate	Total Consolidated
Total costs and expenses	**292,326**	**215,071**	**7,994**	**515,391**
Less: Selling, general and administrative expense	(3)	(13)	(7,584)	(7,600)
Less: Depreciation, depletion and amortization	(20,851)	(24,247)	(410)	(45,509)
Total operating costs	**271,472**	**190,811**	**-**	**462,283**
Less: Other royalties	(27,684)	(10,330)	-	(38,014)
Less: Stanwell rebate	(21,931)	-	-	(21,931)
Less: Freight expenses	(41,031)	(21,675)	-	(62,706)
Less: Other non-mining costs	(1,570)	-	-	(1,570)
Total mining costs	**179,256**	**158,806**	**-**	**338,062**
Sales Volume excluding non-produced coal (Mt)	2.2	1.4	-	3.7
Mining cost per Mt sold ($/Mt)	**$80.6/t**	**$109.6/t**	**-**	**$92.0/t**

	For the quarter ended 31 March 2025			
(In US$'000, except for volume data)	Australia	United States	Other / Corporate	Total Consolidated
Total costs and expenses	**355,125**	**198,538**	**8,876**	**562,539**
Less: Selling, general and administrative expense	-	-	(8,333)	(8,333)
Less: Depreciation, depletion and amortization	(16,758)	(23,220)	(543)	(40,521)
Total operating costs	**338,367**	**175,318**	**-**	**513,685**
Less: Other royalties	(32,414)	(8,939)	-	(41,353)
Less: Stanwell rebate	(21,853)	-	-	(21,853)
Less: Freight expenses	(40,624)	(19,564)	-	(60,188)
Less: Other non-mining costs	(1,468)	-	-	(1,468)
Total mining costs	**242,008**	**146,815**	**-**	**388,823**
Sales Volume excluding non-produced coal (Mt)	2.2	1.2	-	3.4
Mining cost per Mt sold ($/Mt)	**$107.6/t**	**$122.6/t**	**-**	**$112.8/t**

	For the six months ended 30 June 2025			
(In US$'000, except for volume data)	Australia	United States	Other / Corporate	Total Consolidated
Total costs and expenses	**647,451**	**413,609**	**16,870**	**1,077,930**
Less: Selling, general and administrative expense	(7)	(13)	(15,913)	(15,933)
Less: Depreciation, depletion and amortization	(37,604)	(47,468)	(957)	(86,029)
Total operating costs	**609,840**	**366,128**	**-**	**975,968**
Less: Other royalties	(60,097)	(19,270)	-	(79,367)
Less: Stanwell rebate	(43,784)	-	-	(43,784)
Less: Freight expenses	(81,655)	(41,239)	-	(122,894)
Less: Other non-mining costs	(3,038)	-	-	(3,038)
Total mining costs	**421,266**	**305,619**	**-**	**726,885**
Sales Volume excluding non-produced coal (Mt)	4.5	2.6	-	7.1
Mining cost per Mt sold ($/Mt)	**$94.2/t**	**$115.5/t**	**-**	**$102.1/t**
ROM Production				12.9
Average Mining cost per Mt ROM production				**$56.5/t**

9

Coronado

(In US$'000, except for volume data)	Australia	United States	Other / Corporate	Total Consolidated
	For the six months ended 30 June 2024			
Total costs and expenses	**874,248**	**415,083**	**18,018**	**1,307,349**
Less: Selling, general and administrative expense	(34)	-	(17,427)	(17,461)
Less: Depreciation, depletion and amortization	(46,812)	(49,209)	(591)	(96,612)
Total operating costs	**827,402**	**365,874**	**-**	**1,193,276**
Less: Other royalties	(153,450)	(19,135)	-	(172,585)
Less: Stanwell rebate	(57,902)	-	-	(57,902)
Less: Freight expenses	(71,261)	(46,265)	-	(117,526)
Less: Other non-mining costs	(8,027)	(7,371)	-	(15,398)
Total mining costs	**536,762**	**293,103**	**-**	**829,865**
Sales Volume excluding non-produced coal (Mt)	5.2	2.5	-	7.7
Mining cost per Mt sold ($/Mt)	**$103.5/t**	**$116.2/t**	**-**	**$107.7/t**
ROM Production				13.4
Average Mining cost per Mt of ROM production				**$61.9/t**

(In US$'000, except for volume data)	For the six months ended 30 June 2025	For the six months ended 30 June 2024
Total costs and expenses	**1,077,930**	**1,307,350**
Less: Selling, general and administrative expense	(15,933)	(17,461)
Less: Depreciation, depletion and amortization	(86,029)	(96,612)
Total operating costs	**975,968**	**1,193,277**
Sales Volume (Mt)	7.1	7.8
Operating cost per Mt sold ($/Mt)	**$137.1**	**$153.1/t**

REALISED PRICING RECONCILIATION

(In US$'000, except for volume data)	Australia	United States	Consolidated
	For the six months ended 30 June 2025		
Total Revenues	**533,122**	**384,005**	**917,127**
Less: Other revenues	15,561	778	16,339
Total coal revenues	**517,561**	**383,227**	**900,788**
Less: Thermal coal revenues	36,871	15,086	51,957
Metallurgical coal revenues	**480,690**	**368,141**	**848,831**
Volume of Metallurgical coal sold (Mt)	3.2	2.5	5.7
Average realised metallurgical coal price per Mt sold	**$150.3/t**	**$149.3/t**	**$149.8/t**

(In US$'000, except for volume data)	Australia	United States	Consolidated
	For the six months ended 30 June 2024		
Total Revenues	**894,596**	**447,381**	**1,341,977**
Less: Other revenues	(17,502)	(27,103)	(44,605)
Total coal revenues	**877,094**	**420,278**	**1,297,372**
Less: Thermal coal revenues	(39,285)	(16,892)	(56,177)
Metallurgical coal revenues	**837,809**	**403,386**	**1,241,195**
Volume of Metallurgical coal sold (Mt)	3.8	2.4	6.2
Average realised metallurgical coal price per Mt sold	**$220.5/t**	**$166.0/t**	**$199.3/t**

10

11 ADJUSTED EBITDA RECONCILIATION (In US$’000) For the six months ended 30 June 2025 For the six months ended 30 June 2024 Reconciliation to Adjusted EBITDA: Net (Loss)/ Income (172,401) 16,199 Add: Depreciation, depletion and amortization 86,029 96,612 Add: Interest expense, net 38,862 26,445 Add: Other foreign exchange gains (219) (9,104) Add: Loss on debt extinguishment 1,050 - Add: Income tax expense / (benefit) (29,368) 3,290 Add: Losses on idled assets held for sale 1,848 2,164 Add: Decrease in provision for discounting and credit losses 813 (200) Adjusted EBITDA (73,386) 135,406 NET (DEBT)/CASH RECONCILIATION (In US$’000) For the six months ended 30 June 2025 For the six months ended 30 June 2024 Reconciliation to Net (Debt)/ Cash: Cash and cash equivalents 261,836 264,691 Less: Restricted cash (251) (251) Cash and cash equivalents (excluding restricted cash) 261,585 264,439 Less: Interest bearing liabilities (400,000) (242,326) Less: Amounts outstanding under the ABL Facility (75,000) - Less: Loan – Curragh Housing (25,012) (26,783) Net (Debt)/ Cash (238,427) (4,670) AVAILABLE LIQUIDITY RECONCILIATION (In US$’000) 30 June 2025 30 June 2024 Cash and cash equivalents 261,836 264,690 Less: Restricted cash (251) (251) Cash and cash equivalents (excluding restricted cash) 261,585 264,439 Add: Short-term deposits 21,744 Add: Undrawn available borrowing base under the ABL Facility 22,432 128,256 Available Liquidity 284,017 414,439

Coronado

GLOSSARY

A$	Australian dollar currency
ABL Facility	Asset Based Lending facility
AEST	Australian Eastern Standard Time
AU / AUS	Australia
ASX	Australian Securities Exchange
Available Liquidity	Refer Non-GAAP Financial Measures section
Average Mining Costs Per Tonne Sold	Refer Non-GAAP Financial Measures section
Average Mining Costs per Tonne of Rom production	Refer Non-GAAP Financial Measures section
Capital Expenditure	Expenditure included as a component of Investing Activities within the Coronado Consolidated Statement of Cash Flows
CDI	Chess Depositary Interest
CHPP	Coal Handling Preparation Plant
Closing Cash	Cash and Cash Equivalents (excluding restricted cash) at the end of the quarter
EBITDA	Earnings before interest, tax, depreciation, and amortization
FOB	Free On Board in the vessel at the port
FOR	Free on Rail in the railcar at the mine
Free Cash Flow	Net Cash from Operating Activities less cash taxes, Capital Expenditure, Acquisition Expenditure, amounts reserved for Capital / Acquisition Expenditure and amounts required for Fixed Dividends and Debt Servicing.
FY	Full Year 1 January to 31 December
Group	Result for all Coronado Global Resources entities in Australia and the United States
H1	First six months of calendar year
HCC	Hard coking coal
HVA	High Vol A
HVB	High Vol B
Kt	Thousand tonnes, metric
LTI	Lost Time Injury
LV HCC FOB USEC index price	Low-Volatile Hard Coking Coal Free On Board United States East Coast benchmark index price
Mammoth	Mammoth Underground Mine, in the Curragh Complex
Mbcms	Million Bank Cubic Metres of waste movement

Met Coal	Metallurgical quality coal
Mt	Million tonnes, metric
Net (Debt) / Cash	Refer Non-GAAP Financial Measures section
NEWC Thermal index price	Thermal Coal Free On Board Newcastle (Australia) benchmark index price
One Curragh Plan	The planned improvement initiatives at the Company's Curragh Mine Complex in Australia.
PCI	Pulverised Coal Injection
PLV HCC FOB AUS index price	Premium Low-Volatile Hard Coking Coal Free On Board Australian benchmark index price
PLV HCC CFR China index price	Premium Low-Volatile Hard Coking Coal (including cost of freight) to China benchmark index price
Prime Waste	Overburden removed (excluding rehandled waste) to gain access to the ore body
Realised pricing	Actual price received
Average realised Met price per tonne sold	Refer Non-GAAP Financial Measures section
ROM	Run of Mine, coal mined unwashed
Saleable production	Coal available to sell, either washed or bypassed
Sales volumes	Sales to third parties
SGX Forward Curve	Singapore Exchange Australian Coking Coal futures quotes
Strip Ratio	Ratio of overburden removed to coal mined (ROM)
tCO2e	Tonnes of Carbon Dioxide equivalent emissions
Total Waste	Overburden removed (including rehandled waste) to gain access to the ore body
TRIFR	Total Reportable Injury Frequency Rate, is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per million hours worked on a rolling 12-month basis (used in Australia)
TRIR	Total Reportable Incident Rate, is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our Company has per 200,000 hours worked on a rolling 12-month basis (used in the U.S. and for the Group)
US$	United States dollar currency
U.S.	United States of America
VWAP	Volume Weighted Average Realised Price
YTD	Year-to-date for the period ending 30 June.

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